Exhibit (21)

                         SUBSIDIARIES OF THE REGISTRANT

                     LIQUI-BOX CORPORATION AND SUBSIDIARIES
               FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 1, 2000



                                                                 Percentage of
                                                               Voting Securities
                                         Jurisdiction of            Owned by
Subsidiaries                              Incorporation          the Registrant
----------------------------------   ----------------------  ----------------------


Commander Systems, Inc.                      Ohio                        100%

Corporate Design, Inc.                       Ohio                        100%

LB Communications, Inc.                      Ohio                        100%

LB Development Corp.                         Ohio                        100%

LB Investments, Inc.                       Delaware                      100%

LB Europe Limited                          England                       100%

Inpaco Corporation                           Ohio                        100%

Liqui-Box International, Inc.                Ohio                        100%

Liqui-Box International, Corp.             Barbados                      100%

Liqui-Box of Canada, Ltd.                   Canada                       100%


                                       60